UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2026

EDIBLE GARDEN AG INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-41371	85-0558704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

283 County Road 519 Belvidere, NJ	07823
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (908) 750-3953

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EDBL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	EDBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment

of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2026, Kostas Dafoulas resigned as Interim Chief Financial Officer of Edible Garden AG Incorporated (the “Company”), effective as of August 14, 2026. Mr. Dafoulas will continue to provide certain transition and advisory services to the Company pursuant to an Advisory Engagement Agreement dated August 11, 2026 (the “Engagement Agreement”).

On August 14, 2026, Jonathan Gutoski, age 42, was appointed Chief Financial Officer of the Company, effective August 17, 2026 and until he resigns, retires or is terminated from that position. Mr. Gutoski leads the Company’s financial strategy, accounting, reporting, treasury and internal-control functions. He works closely with the executive leadership team and Board of Directors to support Edible Garden’s growth initiatives, operational discipline and long-term strategic objectives.

Mr. Gutoski brings extensive experience in financial leadership, corporate governance and operational finance across public and private organizations and has served as Controller of the Company since June 2026. Before joining the Company, Mr. Gutoski served as Interim Chief Financial Officer and Controller at NowCFO from January 2025 to June 2026, as Chief Financial Officer of Design House Corp. from June 2023 to May 2024, and as Multi-Site Controller at Merck KGaA from January 2020 to June 2023. Mr. Gutoski previously served as Corporate Controller at LaBudde Group, Plant Controller at Kerry Foods and as an auditor with PricewaterhouseCoopers. He has also contributed his financial expertise to nonprofit organizations, including service as CFO and Treasurer of the Jim Luther New Hope Center. Mr. Gutoski holds a bachelor’s degree in accounting and a Master’s Degree in Accounting from University of Wisconsin, Milwaukee and a Master of Business Administration in finance from Indiana University’s Kelley School of Business.

In connection with his appointment, Mr. Gutoski will be paid a base salary of $220,000 and a $10,000 signing bonus, and is eligible for a discretionary bonus of up to 25% of his base salary, which will be prorated for 2026.

There are no arrangements or understandings between Mr. Gutoski and any other person pursuant to which he was appointed Chief Financial Officer of the Company. There are no family relationships between Mr. Gutoski and any director or executive officer of the Company. Mr. Gutoski has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDIBLE GARDEN AG INCORPORATED

Date: August 17, 2026	By:	/s/ James E. Kras
	Name:	James E. Kras
	Title:	President and Chief Executive Officer

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